                                                                   EXHIBIT 10.13


                           COMMERCIAL LEASE AGREEMENT

Lessor:           DePfa Deutsche Pfandbriefbank AG Paulinenstra(beta)e 15, 65189
                  WiesbADEN

represented by:   DePfa Bau-, Verwaltungs- und Controlling GmbH
                  Poppenbutteler Bogen 17, 22399 Hamburg

Lessee:           DOMILENS GmbH
                  Holsteiner Chaussee 303 a, 22457 Hamburg

enter into the following Lease Agreement:

Leased Premises:  Office and Business Premises
                  Holsteiner Chaussee 303 a + b, 22457 Hamburg
                  Area Entrance 303 a, approx. 1'454.15 m2
                  Entrance 303 b, 3rd floor, approx. 118.83 m2
                  Entrance 303 b, 4th floor, approx. 148.85 m2

        Parts of the Lease Agreement

                Preamble

        1.      Leased Premises

        2.      Purpose of Lease

        3.      Term and Termination of Lease

        4.      Handing over of Premises

        5.      Rent, Utilities, Heating Costs, Value Guarantee Payment and
                Accounting

        6.      Security Deposit

        7.      Joint Advertising

        8.      Advertising Equipment

        9.      Safeguarding Collective Interests

        10.     Electricity, Heating (Gas), and Water

        11.     Maintenance and Repair of Leased Premises

        12.     Structural Alterations by Lessee

        13.     Lessee's Liability

        14.     Improvements and Structural Alterations by Lessor

        15.     Yielding of Leased Premises

        16.     Lessor's Access to the Leased Premises

        17.     Assignability of Use of Leased Premises

        18.     Reconstruction Clause, Business Interruptions

        19.     Lessor's Liability, Insurance

        20.     House Rules

        21.     Miscellaneous

        22.     Final Provisions

                Preamble

                Due to the fact that Lessee has decided to lease additional space beyond the already existing Lease involving Holsteiner Chaussee 303 a and b, 22457 Hamburg, the parties agree to the following:

                Through the signing of this Lease Agreement, the Lease Agreement dated July 07.07./14.1993 as well as the Supplement to the Lease Agreement dated 04.27./ 05.05.98, and the Lease Agreement of 08.20./25.1999 as well as the Supplement to the Lease Agreement dated 08.12./16.99 are void as of 12.31.2000..

                The Lease of the entire space of approx. 1,721.83 m2 is subject to the following provisions:

        1.      Leased Premises

                1.1 The Leased Premises consist of an area measuring approx. 1,721.83 m2. Unless otherwise agreed upon hereinafter, the office space leased by Lessee is referred to as Leased Space.

                1.2 The space measurements in 1.1 of the Lease Agreement are axis measurements based on building plans. Provided that the deviation from the actual Leased Space is less than 5 percent, Lessee states already today that it is in agreement with such a deviation.

                1.3 Lessee shall be responsible for obtaining, at its own expense, all official permits and licenses which may be required in connection with conducting business. In this effort, Lessor shall lend technical support to Lessee upon Lessee's request.

                1.4 The Leased Premises may only be used for legally, officially and contractually permitted purposes. Lessee is required to comply, at its own expense, with the legal, governmental and technical regulations (e.g. DIN(1), VDS(2), VDE(3)) which apply to its business and keep Lessor free of any impositions which may be issued against it. Upon request, Lessee must provide Lessor with relevant inspection certificates issued by an accredited expert. Lessor may set a reasonable time limit within which Lessee must meet above obligations. If it is not met or Lessee's whereabouts are unknown, Lessor may have necessary measures taken at Lessee's expense.

        2.      Purpose of Lease

                2.1     Maintaining an Office


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(1)     Deutsche Industrie-Normen (German industrial standards)

(2) Vertrauen durch Sicherheit, an independent, international, accredited testing and certification institution

(3) Assn. for Electrical, Electronic and Information Technologies, an independent testing and certification institute

        3.      Term and Termination of Lease

                3.01    Commencement of Lease:                  01.01.2001

                3.02    Not applicable

                3.03    Term of Lease:                          10 years fixed

                3.04    Special rights of termination:          as of 12.31.2004
                                                                as of 08.30.2007

                Notice of special termination must be given by Lessee in writing and received by Lessor at least 6 months before the agreed upon date.

                3.05 Tenancy shall end with the expiration of the term agreed upon under this contract according to 3.03 if the rights to special termination are not exercised.

                3.06    Not applicable

                3.07 As far as the right of termination without notice is concerned, in particular termination due to non-payment of rent, the legal provisions apply. In this context, the prepaid fees for utilities as well as heating shall be treated as part of the rent. Moreover, it shall be considered an important reason for termination without notice by Lessor if Lessee, although it has received a reminder in writing, does not meet essential obligations within a reasonable period (e.g. use that constitutes a breach of contract, considerable harassment or interference with Lessor or other tenants, permitting unauthorized use by third parties).

                3.08 Lessor is further entitled to terminate the lease without notice if Lessee's assets are subject to the initiation of judicial court-supervised reorganization or bankruptcy proceedings or an application for reorganization has been denied due to insufficient assets. The same applies filed for reorganization or bankruptcy, stops payments or enters into a settlement out of court.

                3.09 In case of a premature termination of the Lease for which Lessee is responsible, Lessee is liable for lost rent, utilities and other payments for the term of the Lease under the Lease Agreement as well as for all additional damages suffered by Lessor due to the premature termination of the lease.

                3.10    Any notice of termination must be given in writing.

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                3.11    If the term of the Lease expires, Section of the BGB(4)
                        shall not apply.

        4.      Handing-over of Leased Premises

                4.1 Lessor shall hand over the Leased Premises in the presently existing condition which Lessee observed when viewing the premises, unless other terms have been agreed upon which are explicitly set forth in this Lease Agreement. Lessor reserves the right to make insignificant changes as well as alterations required to comply with governmental regulations. Any structural or other work requested by Lessee or necessary for its intended use, particularly if it goes beyond or otherwise differs from the condition at the time the Leased Premises was handed over, shall be at the expense of Lessee. The same applies to technical equipment whose installation is required either by the authorities or under this Lease Agreement or which becomes necessary for the operation or furnishing of the Leased Premises.

                4.2     Not applicable

                4.3 Lessee's right to occupy Leased Space Nr. 5, 3rd floor, approx. size 118,83 m2, takes effect only after payment of the security deposit under section 6. Handing over is scheduled for January 2001, but may be delayed until
                        02.01.2001 due to remodeling. For this reason, the owner grants Lessee a rent reduction of DM 1'000.00 per month for November and December of 2000.

                4.4 At the time of the hand-over, a hand-over protocol shall be created which shall document, in particular, which defects, if any, are pointed out by Lessee. Lessor shall have any noted defects which it has acknowledged repaired before the office is opened if possible. Lessee shall give Lessor the opportunity to carry out the repairs. The provisions in section 14.2 shall apply hereto.

                4.5     Not applicable

                4.6     Not applicable

        5.      Rent, Utilities, Heating Expenses, Payment and Accounting

                5.1     Rent



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(4)     Bundesgesetzbuch (Swiss federal law)


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                 For the space measuring 1,721.83 m2,
                 Lessee shall pay Lessor a monthly net rent
                 excluding  heating of                     DM 34'800.00 plus VAT
                 plus advance payments:

                 1. for operating expenses per Exhibit 3 to
                    Section 27 II. Assessment
                    Regulations (II. AR)                   DM 3'281.00 plus VAT

                 2. for heating costs per Exhibit 3 to
                    Section 27 II AR                       DM 880.00 plus VAT

                 3. rent for reserved parking space        DM 2'220.00 plus VAT
                                                           ---------------------

                 Total rent:                               DM 41'181.00 plus VAT
                                                           ---------------------

                 Lessor's bank account information:

                 Name of account DePfa-BVC wg Host.Chausee
                 Account number: 8626000001

                 Bank/Savings bank DePfa Bank AG BauBoden
                 Bank code: 200 104 24

                 Lessee's bank account information:

                 Name of account: __________________________Account number:

                 Bank/Savings bank _____________________________Bank code:

                5.1.1   Graduated Lease agreement

                The net rent excluding heating agreed upon in 5.1 shall increase after a year at the earliest as follows:

                                Level            m2             DM/m2     monthly rent in DM
                                -----            --             ------    ------------------
                Area                             1,721.83
                at the end of the 1st rental year 2002           20.57    DM 35,426.40
                at the end of the 2nd rental year 2003           20.95    DM 36,064.08
                at the end of the 3rd rental year 2004           21.32    DM 36,713.23

                        Rent increases during the term of the graduated lease agreement are not allowed, except for increases in advance payments for utilities.

                5.1.2. All aforementioned amounts are net amounts and Lessee must pay additional VAT at the official rate applicable at the respective times, at this time 15 percent.

                5.2     Rent adjustment at the end of the 4th year of lease:

                        New negotiations regarding rent will be initiated as of 01.01.2005

                5.3     not applicable



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                5.4     not applicable

                5.5     Utilities

                        5.5.1 Utilities for the office and business premises, in particular operational expenses, the cost for care, maintenance, upkeep and repairs as well as for the cleaning of shared facilities and equipment, shall be distributed evenly among all tenants according to the ratio of the area of their leased space to the total area of leased space within the office and business premises. These utilities consist of:

                                a)      reserved parking for cars (parking
                                        spaces, underground parking garages),
                                        traffic lanes, landscaping and other
                                        external improvements as well as
                                        exterior lighting;

                                b) other shared facilities and equipment of a structural or technical nature, such as, if applicable, entrances, all toilets and sanitation, elevators, sprinkler systems, etc. which are not located within the Leased Premises;

                                c)      property taxes;

                                d)      building insurance, such as fire,
                                        liability and tap water insurance;

                                e)      fees for public street sweeping and
                                        expenses for snow and ice removal;

                                f)      electrical power supply for shared
                                        facilities and equipment, garbage
                                        collection, water supply and sewage
                                        disposal incl. public fees, insofar as
                                        these expenses are not the
                                        responsibility of the individual
                                        tenants. Included is, in particular,
                                        water usage connected with shared
                                        installations and facilities (e.g.
                                        heating systems, sprinkler systems,
                                        etc.);

                                g) security, janitorial and consultation services for the office and business facilities, including the hiring of required personnel, especially the expenses for building personnel (building inspector, building technician, etc.);

                                h)      alterations to the existing shared
                                        facilities and installations needed due
                                        to official requirements established
                                        after construction of the Leased
                                        Premises;



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                                i)      neon signs, collective sign
                                        installations, interior and exterior
                                        building signage, including signs in
                                        public traffic areas, flag poles, flags
                                        and the like, which are not related to
                                        individual tenants, but to the Leased
                                        Premises; furthermore, the installation
                                        of such equipment as well as the rental
                                        of space required for their
                                        installation;

                                j)      expenses for cleaning the area of
                                        Entrance 303 b;

                                k) expenses for local building management, as well as all utilities according to
                                        Exhibit 3, Section 27 II AR.

                                Lessor has the right to establish a new scale for the distribution of utilities (as a whole or as individual types of expenses) at any time - whereby the new scale may also be applied to the running accounting period - as long as it is appropriate.

                        5.5.2   not applicable

                        5.5.3 Lessor has the right to allocate the cost for further services, which may be allocated under section 5.5.1., to third parties.

                        5.5.4 Lessor has the right to also include those costs for utilities which have not yet been incurred at the commencement of the Lease Agreement in the utilities statement and bill the tenants proportionally.

                5.6     Heating expenses

                        5.6.1 The costs attributable to the leased areas, such as the costs for operation (including control), care, maintenance, upkeep and repairs as well as for cleaning the heating system, shall be distributed evenly among all tenants according to the provisions regarding heating expenses at a rate determined to 50 percent by usage and to 50 percent by the size of the used space.

                        5.6.2 The heating expenses attributable to the shared facilities and installations of the office and business facilities shall be paid for by all tenants evenly according to each tenant's total leased space in relation to the total leased area of the commercial building. Insofar as the usage is not determined by measurements, the calculation of these costs shall be based upon the ratio between shared areas to be heated and total areas to be heated within the Leased Premises.

                        5.6.3   not applicable



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                        5.6.4   Section 5.5.1, last sentence (establishment of a
                                new scale of distribution) applies to the expensed mentioned in sections 5.6.1 and 5.6.2 accordingly.

                        5.6.5 The heating period lasts from October 1st of any given year until May 31st of the following year. Furthermore, Lessee is only entitled to heating during normal business hours. Lessor reserves the right to make changes hereto.

                5.7     Sales tax

                        See section 5.1.2

                5.8     not applicable

                5.9     Rent Payments and Accounting and Cost Allocation

                        5.9.1 Rent is payable monthly in advance, no later than on the third business day of each month. Determination whether a payments is on time shall be based upon the day on which it is received by Lessor or credited to Lessor's account.

                        5.9.2 All payments must be made to Lessor or to the person or agency authorized by Lessor to receive them. Upon request by Lessor, Lessee shall make payments by method of direct debit transfer using the attached form.

                        5.9.3   not applicable

                        5.9.4   not applicable

                        5.9.5 Lessee shall make monthly prepayments towards the expenses described in sections 5.5.1 (utilities for the office and business facilities), 5.6.1 and 5.6.2 (heating expenses) together with the minimum rent, initially in the amount stated in 5.1. Section 5.6.1 is applied accordingly. Unless explicitly agreed upon otherwise, an annual statement regarding the prepayments will be issued to Lessee. Any differences between the final billed amount and the prepaid amount shall be either paid by Lessee within four weeks from receipt of the statement or reimbursed by Lessor, whichever may apply. Upon Lessee's request, Lessor shall grant Lessee the opportunity to review the accounting records at the administrative offices of Lessee/manager at a scheduled time within the above mentioned four week period.

                                The statement is considered approved if Lessee has not contested it in writing by stating his reasons within another period of four weeks.

                                Lessor may reassess prepayments if it is obvious that the prepayments do not cover the projected costs, and he can do so during an accounting period or at the time the tenancy commences.

                        5.9.6 According to section 5.5, all expenses pertaining to a particular billing period for which Lessor has been billed shall be invoiced. Invoices pertaining to past billing periods which are received after the period has ended are included in the next statement. If tenancy commences within a billing period, Lessee shall be billed on a pro- rated basis.

                        5.9.7. If a payment is overdue, Lessor shall have the right to charge an administrative fee of DM
                                10.00 per reminder to pay, plus interest for default which shall be 5 percent higher than the base interest rate of the Bundesbank [German central bank], which is 4,26 percent at this time, unless the sustained damage is verifiably less.

                                Furthermore, in case of delinquency Lessor may demand the surrender of the property placed as a lien and dispose of such property by means of unrestricted sale.

                        5.9.8 If a payment made by Lessee is not sufficient to cover all of its accrued debts, Lessor shall have the right, regardless of any dissenting statement made by Lessee, to apply the payment first to the not legally enforceable and not legally pending and finally to the legally enforceable debt, first to the older and then to the newer one.

                        5.9.9 In regards to rent or other charges made by Lessor based upon this Lease Agreement, Lessee may neither exercise a right to withhold payment (right to withhold performance) nor offset the charges against a contested counterclaim or a counterclaim that has been determined to be not legally valid. A right to mitigate only exists if it is explicitly provided for under the Lease Agreement.

                        5.9.10 Lessor shall not owe interest on overpaid rent, prepayments and other billed amounts.

                5.10 The disposal of packaging materials etc. shall be the duty of Lessee. All expenses connected with the disposal shall be paid by Lessee. If Lessor arranges the disposal, the resulting expenses shall be distributed among the tenants under utilities according to section 5.5.



                                       9
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                5.11    Should there be an increase in official charges (taxes,
                        fees, assessments), insurance premiums and the like applicable to the property after the Lease Agreement is entered into, or an introduction of new charges levied upon the property, Lessor shall have the right to distribute the extra costs incurred during the period following the commencement of the Lease Agreement among the tenants, based upon the their area of leased space in relation to the total leased space within the office and business facilities, unless another method of allocation is mandated by law or decree.

                5.12. Any increases in premiums for property insurance which my arise due to the specific commercial use by Lessee shall be paid by Lessee to Lessor. Any changes on the part of Lessee which could lead to an increase in those insurance premiums during the tenancy must be reported to Lessor.

        6.      Security Deposit

                Upon entering into this Lease Agreement, Lessee shall pay Lessor a security deposit in the amount of DM 5,000.00. This security deposit must be in the form of a performance bond through a large German bank or financial institution governed by public law. Lessor shall be authorized to use this bond to satisfy his claims based upon this Leases Agreement if Lessee dose not fulfill his obligations or does not do so completely or in a timely manner. The bond serves as a means to cover all claims by Lessor existing in connections with or arising due to the termination of the tenancy. The bond must be surrendered after termination of the tenancy as soon as and if it has been determined that Lessor has no further claims against Lessee. Furthermore, should the bond be used by Lessor during the term of the lease, it must be replenished immediately by Lessee until it is restored to its original amount.

        7.      Joint Advertising

                not applicable

        8.      Advertising Equipment

                8.1 In the interest of advertising in keeping with the common character of the office and business facilities, the installation and design of equipment serving the purpose of advertising or sales promotion located outside the Leased Premises shall require prior approval in writing by the Lessor.

                8.2 It shall be the responsibility of Lessee to obtain all the necessary permits which may be hereto required by law and to fulfill any imposed administrative conditions, whereby all expenses shall be the responsibility of Lessee.



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

                8.3 Lessee shall be liable for all damage arising from the installation of such equipment and must hold Lessor harmless of all claims by third parties.

        9.      Safeguarding Collective Interests

                Assuming that in the interest of all tenants a positive general impression of the Leased Premises must be maintained, Lessee shall promise to comply with the following provisions:

                9.1     not applicable

                9.2 Lessee shall be required to use the Leased Premises during the entire term of the lease without interruption according to the stated purpose; Lessee shall not leave the Leased Premises unused or empty, either as a whole or in part.

                9.3     not applicable

                9.4     not applicable

                9.5 Lessee shall use the Leased Premises in keeping with the character of the office and business premises. It shall abstain from any actions of a nature which could be detrimental to the legitimate interests of other tenants or have a negative effect on the office building.

                9.6     not applicable

                9.7     not applicable

        10.     Electricity, Heat (Gas) and Water

                10.1 The existing lines for electricity, heat (gas) and water (supply media) may be used - if available - by Lessee only to the extent that its use does not exceed their capacity. Lessee may meet excess needs by having supply lines enlarged at its own expense after obtaining Lessor's prior written consent hereto.

                10.2 For its gas and/or electrical needs, Lessee shall have a meter/meters installed by firms authorized to do so at its own expense; payment for gas or electricity shall be Lessee's responsibility.

                10.3 Water meters are installed for the purpose of determining water use. The cost for water supply and sewage disposal shall be carried by Lessee based on use and shall be distributed among the tenants and billed under utilities.

                10.4    Meters are to be kept accessible and easily readable.

                10.5 In case of disruptions or damage to the supply lines, Lessee shall be responsible for immediate shut-off. If it is unable to do so or if the disruption or damage affects other tenants, Lessee or his agent shall be require to notify Lessor immediately.

                10.6 In case of changes to or interruptions in the supply of electricity, heating or water or the disposal of sewage due to circumstances not caused by Lessee, or if flooding or other events of a catastrophic nature should occur, Lessee shall have no right to withhold rent or seek damages from Lessor.

        11.     Maintenance and Repair of Leased Premises

                11.1 Lessee shall be responsible for the care, maintenance, cosmetic repair, upkeep and repair of the leased space and/or the interior of the leased rooms as well as the doors and windows of the exterior facade at its own expense. This shall also apply to technical equipment (such as electrical and sanitary installations, etc.) to the extent that this equipment is located within the Leased Premises and is used exclusively by Lessee. Cosmetic repairs in particular shall be carried out by Lessee in a professional manner at regular intervals - sanitary installations and kitchen areas every 3 years - the remaining office spaces every 4 years.

                        Work on technical installations may only be done by professional companies.

                11.2 If Lessee does not fulfill any of the above obligations within a reasonable grace period set by Lessor in spite of a written request by the Lessor, Lessor shall have the right to have the required work done at Lessee's expense. A warning of dismissal by Lessor shall not be required. Should a delay pose a danger, not grace period shall be necessary.

        12.     Structural Alterations by Lessee

                12.1 Structural alterations by Lessee, especially remodeling and incorporation of fixtures and fittings, installations, as well as putting bars on windows, may only be carried out with prior written approval by Lessor. If approval is granted by Lessor, Lessee shall be responsible for obtaining all necessary permits. All expenses for structural alterations (including any official fees) shall be paid for by Lessee.

                12.2 Installation of transmission devices (e.g. exterior antennae, access cables, etc.) shall require prior approval in writing by Lessor.




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

        12.3 Lessee shall be liable for any damage arising from any construction measures taken by Lessee.

        13.     Lessee's Liability

                13.1 Lessee shall be liable to Lessor for any damage caused to the Leased Premises by Lessee, members of its family and its employees, as well as hired craftsmen, their workers and assistants, delivery personnel, clients and other related persons. Lessee shall be liable, in particular, for any damage due to improper use of high-voltage and low-voltage power lines, bathroom and sanitary installations, sprinkler and heating systems, or failure to close doors or carry out other duties (e.g. lighting, etc.). In such cases it shall not matter whether the party causing the damage is at fault.

                13.2 Lessee shall also be liable to Lessor for any damage to any and all buildings, gates, parking facilities and traffic lanes caused by delivery and pickup of merchandise, in particular by its own or other vehicles and not due to normal wear and tear. Section 13.1 sentence 3 shall apply accordingly.

                13.3 Lessee shall repair any damage for which it is liable under sections 13.1 and 13.2 immediately. If it does not meet this obligation within the deadline set by Lessor even after receiving written notice, Lessor may have the necessary work done at Lessee's expense. A warning of dismissal by Lessor shall not be required. Should the damage pose a danger or the whereabouts of Lessee be unknown, a written warning and setting of a deadline shall not be required.

                13.4 If Lessor is responsible for repairing damage on or in the building or Leased Premises, such damage must be reported to Lessor immediately. If Lessee fails to do so, it shall be liable for any damage due to the delay.

        14.     Improvements and Structural Alterations by Lessor

                14.1 Lessor may carry out improvements and structural alterations for the purpose of expansion and extension of the office and business facilities, of preservation of the building or Leased Premises, of protection from impending damage or of repair of defects or damage without Lessee's consent. This shall also apply to work which, although not necessary, is useful, such as the modernization of the building and Leased Premises. Lessee shall keep the affected sections of the Leased Premises accessible; it may not impede such work being carried out; it shall be required to tolerate the inconveniences, in particular odors, dirt, and noise, caused by the above mentioned measures.

                14.2 As far as Lessee's tolerance of the work is concerned, Lessee shall only be entitled to reduce the rent if the work results in substantial interference with its use of the Leased Premises.

        15.     Yielding of Leased Premises

                15.1 The conversions, incorporation of fixtures and fittings and installations carried out by Lessee are only for temporary purposes. Therefore, they do not become part of the building (Section 95 BGB).

                15.2 At the termination of the Lease, Lessee shall be required to yield the Leased Premises - subject to regulations to the contrary and irrespective of their condition at the commencement of the Lease - as follows:

                        a) All removable equipment as well as all fittings installed by Lessee shall be removed;

                        b)      all exterior advertising shall be removed;

                        c) the leased space is to be turned over in clean and tidy condition;

                        d) any and all keys in Lessee's possession - even those for lockable fixtures installed by Lessee, shall be turned over to Lessor.

        16.     Lessor's Access to the Leased Premises

                16.1 Lessor or its agents shall have the right to access the Leased Premises any time within Lessee's normal business hours.

                16.2 Lessee shall ensure that rooms can also be entered in its absence. If it does not fulfill this obligation, it shall be liable for any and all damage due to undue delay, such as when entry was not possible in case of impending danger.

        17.     Assignability of Use of Leased Premises

                17.1 Subletting or any other assignment of use to third parties by Lessee shall only be permitted with Lessor's prior consent in writing. Lessor's consent must also be obtained regarding the provisions for subletting/assignment of use proposed by Lessee. Section 549 paragraph 1, clause 2 BGB shall not be applied. In case of subletting/assignment of use, Lessee assigns, in advance, the rent it is entitled to receive from the third party, including the security deposit, up to the amount which Lessor is entitled to, as a precaution to Lessor.

                17.2 For companies, a change of principal or of a general partner or a change in legal form shall constitute an assignment of use to a third party. Lessee



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

                        must immediately report such developments as well as changes in regards to business permits or other important matters affecting the Lease to Lessor in writing.

                17.3 In case of the sale of Lessee's entire business or a portion of the business, this Lease Agreement shall be transferred to Lessee's legal successor, if Lessor consents to it in writing.

        18.     Reconstruction Clause, Business Interruptions

                18.1 Should the Leased Premises or shared facilities be totally or vastly destroyed or damaged due to construction errors, fire, explosion, lightning, a storm, an act of God, the effects of war or other circumstances, this Lease Agreement shall only expire after Lessor has declared that it will not rebuild. Insofar as the use of the damaged or destroyed Leased Premises under the Lease Agreement is no longer possible, Lessee's obligation to pay rent rests commencing on the day following the event causing the damage. In case of partial destruction or damage, the obligation to pay rent shall lapse pro rata. After reconstruction has been completed, the provisions regarding handing over and payment of rent shall apply correspondingly.

                18.2 Business interruptions within the office and business facilities - for whatever reason - which are beyond Lessor's control shall not affect Lessee's obligation to pay rent as long as those interruptions can be remedied within a reasonable amount of time. Lessor shall have the right to have the office and business facilities vacated during daily business hours for safety reasons and to have access to the site of the office and business facilities cordoned off.

                18.3 In cases described in sections 18.1 and 18.2 above, Lessee shall only be entitled to compensation for damages under the provisions set forth in section 19.1. Lessee may only exercise other rights if Lessor is responsible for the business interruption.

        19.     Lessor's Liability, Insurance

                19.1 Lessee shall only be entitled to compensation for damages in case of gross negligence by Lessor or its vicarious agents; such entitlements in cases of gross negligence shall be limited to the type and extent of coverage provided by an adequate liability insurance contract entered into by Lessor.

                19.2 Furthermore, in case of a defect in the Leased Property, Lessee may only make a claim for damages if the damage or curtailment of use is substantial. The same shall apply to a reduction in rent, which, in addition,



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

                        shall only be permissible if it is announced in writing one month prior to the due date of the affected rent.

                19.3 Lessee shall be obligated to purchase the following insurance policies at its expense and to furnish proof of such a purchase upon Lessor's request:

                        a) fire as well as tap water insurance including coverage for waste water damage to personal property, such as fixtures and materials;

                        b) liability insurance for personal injury, property and asset damage up to the limits of coverage customary for the line of business Lessee is conducting.

        20.     House Rules

                20.1 In the interest of peaceful coexistence, any interference with the other tenants must be avoided. This shall apply in particular to noise and odors. Lessee shall be liable for any and all damages due to its non-compliance with these rules and must take immediate remedial action in case of a complaint. This shall apply even if Lessee is engaged in a line of business usually associated with noise and odor emissions.

                        Lessee shall take, at its own expense, all necessary structural and business measures (especially those required by law) to prevent unacceptable emissions, especially emissions of noise and odor, from Lessee's business premises to neighboring areas of the Leased Property. This shall also apply for other areas outside the business premises. If necessary, Lessee shall, upon request by Lessor, install its own exhaust system. Lessee shall be required to keep this system in good working order at all times, to make sure that it complies meets official requirements and regulations and is operating continuously.

                20.2 Lessee shall be responsible for the adequate cleaning of its leased space, including, in particular, the facades and/or store window areas, and must ensure adequate ventilation, heating and lighting in its rooms, to the extent that Lessee has control over these matters. It shall be Lessee's duty to clean areas even if they are outside the Leased Property at any time if the dirt has been caused by its business.

                        If Lessee does not meet these responsibilities in accordance with regulations, Lessor shall have the right to have the dirt removed at Lessee's expense.

                20.3 Unauthorized persons shall be prohibited from accessing the roof and the technical rooms.



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

                20.4 Lessee must use the main traffic routes and necessary emergency exits - if need be, according to Lessor's instructions - and keep those as well as the entrances to the buildings, traffic areas, courtyards, passages, stairways, entrances to basements, etc. free of objects of any kind. Sales, presentations of merchandise and the placement of advertising media outside the Leased Property shall only be permitted after Lessor's written consent, which may be revoked at any time, has been obtained in advance.

                20.5 Lessee may only park its vehicles in the spaces allocated for this purpose by Lessor. The same shall apply to the vehicles of employees, visitors, and delivery personnel. Lessee must instruct these persons to comply with these provisions. Lessee shall not be entitled to the allotment of such parking spaces; their allocation may be revoked or changed by Lessor at any time. The washing of vehicles on the property shall not be permitted.

                20.6 In case of the existence of shared major equipment systems and facilities, such as central heating, elevators, other technical systems, etc., provisions regarding their usage must be complied with and the instructions of the manager or building inspectors must be followed.

                20.7 Lessee may make useful changes and amendments to these house rules; it is required to notify Lessor of such changes and amendments in writing.

        21.     Miscellaneous

                21.1 The Owner, DePfa Deutsche Pfandbriefbank AG, assumes the cost for the interior fittings of the leased space Nr. 6, 3rd Floor, approx. 118.83 m2. Owner also awards the contracts for the interior fittings of the leased space.

                21.2    not applicable

                21.3 Lessee is aware that not all contracts of the tenants located in the office and business facilities have the same term. Lessee may not infer any rights based upon the termination of other leases or the amount of rent payable under such leases.

                21.4 Lessor reserves the right to carry out structural alterations outside the Leased Property and make changes regarding the occupancy of the leased spaces. Lessor does not guarantee that certain tenants or trades are represented in the office and business facilities.

                21.5 If Lessee changes its mailing address, a statement by Lessor sent to the address last given in writing by Lessee shall be considered received on the day it is posted in the mail (date postmarked).



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

                21.6 If Lessor consists of several persons, they assume joint liability for all debts arising from the Lease Agreement. For a statement by Lessor to be legally valid, it is sufficient if made towards one of the tenants. Statements of intent by one tenant are also binding for the other tenants. Facts leading to a change in tenancy for one tenant have to be accepted by the other tenants as having the same kind of effect on them.

                21.7 Lessor shall have the right to transfer its rights and duties under this contract to another company, unless such a transfer jeopardizes the continued proper performance of the contract. Upon Lessor's announcement of such legal succession to Lessee, Lessor ceases, with all its rights and duties, to be a party in the Lease Agreement with Lessee.

                21.8    Any protection of Lessee from competition is excluded.

                21.9    not applicable

                21.10 Lessee consents to data regarding the Lease in connection with the administration of the property being stored on electronic data carriers. When processing such data, Lessor shall comply with the provisions of the German Federal Data Protection Act.

        22.     Final Provisions

                22.1 The validity of this contract shall not be affected by the invalidity of individual provisions or by gaps in the provisions of the Agreement. An invalid provision or gap in the provision is to be replaced or closed, respectively, by a valid provision which conforms in its meaning and purpose with the deleted or not provided provision as closely as possible.

                22.2 Agreements or assurances of any kind which affect the Lease or the Leased Premises shall only be effective if made in writing and if they bare the legally valid signatures of Lessor and Lessee, unless a different wish by the parties to the contract has been clearly expressed. The same applies to changes and amendments as well as the annulment of the contract or the clause mandating that the agreements or assurances be in writing.

Hamburg, dated: 11.30.2000                   Hamburg, dated: 11.29.2000

            DePfa
            Verwaltungs- und
            Controlling GmbH
            Poppenbutteler Bogen 17,
            22399 Hamburg

[signature]                                  [signature]
-------------------------------------        -----------------------------------
           (Lessor)                                   (Lessee)

                                                      DOMILENS GmbH
                                                      Holsteiner Chaussee 303 a,
                                                      22457 Hamburg
                                                      Phone: 040/55 98 80-0
                                                      Fax: 040/56 98 80-80



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